PacBio Announces Record Preliminary Fourth Quarter and Full Year Revenue Growing 113% and 56%, respectively

Ships a record number of PacBio sequencers in 2023, including 173 RevioTM systems, and announces record fourth quarter preliminary consumable revenue of $18.9 million as demand for long-read sequencing grows and increased capacity from the Revio system drives sample elasticity

MENLO PARK, Calif., January 8, 2024 (PRNewswire) – PacBio (NASDAQ: PACB), a leading developer of high-quality, highly accurate sequencing solutions, announced preliminary unaudited revenue for the fourth quarter 2023 and full year 2023 of $58.4 million and $200.5 million representing year-over-year growth of 113% and 56%, respectively.
"2023 was a landmark year for PacBio. The launch of the Revio system for scalable, accurate, long read sequencing and Onso, a short read sequencer with groundbreaking accuracy enabled PacBio to reach more customers than ever before and, in the process, achieve record financial results," said Christian Henry, President and CEO of PacBio. "Our new platforms are enabling researchers to reimagine the study of genomics, increasing their ability to see more of, and deeper into, the genome. In 2024, I am excited to see how our customers leverage the power of our platforms, particularly as new large-scale genomics projects are initiated leveraging the power and economics of the Revio platform and as customers realize Onso's extraordinary accuracy in a broad range of short-read applications."
Business Updates:
•Announced that the GREGoR (Genomics Research to Elucidate the Genetics of Rare Diseases) consortium, in collaboration with the University of California Irvine, plans to sequence thousands of genomes utilizing HiFi technology to improve our understanding of genetics in rare disease.
•Released SMRT Link 13.0 software on the Revio system which includes the adaptive loading feature for consistent run performance, run preview for improved lab efficiency, and expanded application support with functionality to sequence shorter and longer fragments of DNA.
•Commenced shipment of Kinnex Kits enabling scalable, cost-effective full-length RNA sequencing on PacBio Revio and Sequel IIe and received orders from over 70 customers through December 31.
•Expect annual and fourth quarter 2023 consumable revenue of approximately $63.4 million and $18.9 million, respectively, with approximately 67% of consumable revenue from Revio in the fourth quarter for an annualized pull-through of approximately $385 thousand.
•Shipped 44 Revio sequencing systems for revenue during the fourth quarter of 2023, bringing the Revio installed base to 173 systems as of December 31, 2023. Shipped 20 Sequel IIe systems for revenue for the full year 2023, bringing the cumulative systems shipped to 532 as of December 31, 2023.

PacBio reported preliminary, unaudited revenue of approximately $58.4 million for its fourth quarter ended December 31, 2023.

Preliminary instrument revenue for the fourth quarter of 2023 is expected to be approximately $35.1 million, compared with $6.1 million for the fourth quarter of 2022. Preliminary consumables revenue for the fourth quarter of 2023 is expected to be approximately $18.9 million, compared with $16.7 million for the fourth quarter of 2022. Preliminary service and other revenue for the fourth quarter of 2023 is expected to be approximately $4.4 million, compared with $4.6 million for the fourth quarter of 2022.

Total preliminary cash, cash equivalents, and investments balance as of December 31, 2023, is expected to be approximately $631 million.

PacBio is scheduled to present at the 42nd Annual J.P. Morgan Healthcare Conference on January 10, 2024, at 1:30 p.m. Pacific Time. PacBio plans to make the presentation available on the Events & Presentations Section of PacBio's website at investor.pacificbiosciences.com. The information posted on or that can be accessed through PacBio's website, including PacBio's updated corporate presentation, is not incorporated by reference into this press release, and the inclusion of PacBio's website address is an inactive textual reference only.

The preliminary unaudited financial information set forth above is subject to revision and is anticipated to be finalized in February 2024. PacBio's final, audited financial results could differ materially from the preliminary estimates above, which are not a comprehensive statement of PacBio's financial results and are not necessarily indicative of the results to be expected as of or for the fiscal period ended December 31, 2023, or any future period. Accordingly, you should not place undue reliance on these preliminary estimates. PacBio expects to report its fourth quarter 2023 results during a conference call in February, at which point it will discuss its 2023 financial results in more detail.
Guidance
PacBio continues to target compound annual revenue growth of 40% to 50% through 2026 based on a 2022 revenue base of $128.3 million, representing a 2026 revenue target of over $500 million. PacBio expects to share 2024 guidance on its fourth-quarter earnings conference call in February 2024.
About PacBio
Pacific Biosciences of California, Inc. (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions that enable scientists and clinical researchers to improve their understanding of the genome and, ultimately, resolve genetically complex problems. Our products and technology under development stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our HiFi long-read sequencing technology and our short-read Sequencing by Binding (SBBTM) technology. Our products address solutions across a broad set of applications, including human genetics, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.

PacBio products are provided for research use only. Not for use in diagnostic procedures.
Forward-looking statements
This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to PacBio's preliminary unaudited financial information as of and for the periods ended December 31, 2023 as well as our expectations for future operating results, revenue and guidance; the availability or timing of PacBio's final financial results as of and for the periods ended December 31, 2023; the future availability, uses, accuracy, coverage, advantages, quality or performance of, or benefits or expected benefits of using, PacBio products or technologies, including Revio and Onso; and other future events. Reported results and orders for Revio should not be considered an indication of future performance or results. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties that could cause actual outcomes and results to differ materially from currently anticipated results. These risks include, but are not limited to, challenges inherent in developing, manufacturing, launching, marketing and selling new products, and achieving anticipated new sales; potential cancellation of existing instrument orders; potential product performance and quality issues and potential delays in development and commercialization timelines; assumptions, risks and uncertainties related to the ability to attract new customers and retain and grow sales from existing customers; rapidly changing technologies and extensive competition in genomic sequencing that could make the products PacBio is developing obsolete or non-competitive; supply chain risks; customers and prospective customers curtailing or suspending activities utilizing PacBio's products; the impact of U.S. export restrictions on the shipment of PacBio products to certain countries; the possible loss of key employees, customers, or suppliers; third-party claims alleging infringement of patents and proprietary rights or seeking to invalidate PacBio's patents or proprietary rights; and other risks associated with macroeconomic conditions such as uncertain capital markets, pandemic-related lockdowns, heightened inflation, and geopolitical conflicts. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." These forward-looking statements, including PacBio's preliminary unaudited financial information, are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.

Contacts
Investors:
Todd Friedman
650.521.8450
ir@pacb.com
Media:
Lizelda Lopez
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